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                                                                  Exhibit 99.(i)

                  [Sutherland Asbill & Brennan LLP Letterhead]


                               September 24, 2003

Western Asset Funds, Inc.
100 Light Street
Baltimore, MD  21202

Re: Western Asset Limited Duration Bond Portfolio of Western Asset Funds, Inc. (Registration No. 33-34929)
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Ladies and Gentlemen:

     We have acted as counsel for Western Asset Funds, Inc., a Maryland corporation (the "Company") on certain matters relating to the corporate laws of the State of Maryland in connection with the registration of shares in the Company's Limited Duration Bond Portfolio, par value $ .001 per share (the "Shares"), under the Securities Act of 1933, as amended (the "1933 Act").

     We have reviewed copies, either certified or otherwise proved to our satisfaction to be genuine, of the Company's Amended and Restated Articles of Incorporation, its By-Laws, resolutions adopted by its Board of Directors, and such other legal and factual matters as we have deemed appropriate. We have assumed that each document submitted to us is accurate and complete, that each such document that is a copy conforms to an authentic original, and that all signatures on each such document are genuine. We have not verified any of those assumptions.

     On the basis of and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the registration statement have been duly authorized by the Company and, when sold, will be legally issued, fully paid, and non-assessable, provided that (1) the Shares are sold in accordance with the terms contemplated by the Company's registration statement on Form N-1A being filed with the Securities and Exchange Commission and any amendments thereto, including receipt by the Company of full payment for the Shares, and compliance with the 1933 Act, the Investment Company Act of 1940, as amended, and applicable state securities laws, and (2) the aggregate number of Shares issued, when combined with all other then-outstanding shares, does not exceed the number of Shares that the Company is authorized to issue.

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     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission as part of the Company's registration statement.


                                          SUTHERLAND ASBILL & BRENNAN LLP


                                          By:   /S/ STEVEN B. BOEHM
                                             -----------------------------------
                                                 Steven B. Boehm